UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 28, 2010

Alliance Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

United States	001-33189	56-2637804
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

541 Lawrence Road, Broomall, Pennsylvania		19008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 353-2900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition

On April 28, 2010, Alliance Bancorp, Inc. of Pennsylvania (the “Corporation”) issued a press release announcing its results of operations for the quarter ended March 31, 2010.

A copy of the press release dated April 28, 2010 is included as Exhibit 99.1 and is incorporated herein by reference.

* This information, including the press release filed as Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

(a)	An Annual Meeting of Stockholders of the Corporation was held on April 28, 2010.
(b)
There were 6,709,556 shares of common stock of the Corporation eligible to be voted at the Annual Meeting and there were 6,395,407 shares represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the results of the vote on each proposal were as follows:

1.           Election of directors for a three year term:

	FOR	WITHHELD	BROKER NON-VOTES

James S. Carr	5,523,336	105,974	766,097
G. Bradley Rainer	5,523,426	105,884	766,097
R. Cheston Woolard	5,523,926	105,384	766,097

2.           To ratify the appointment by the audit committee of the Corporation’s Board of Directors of ParenteBeard LLC as the Corporation’s independent registered public accounting firm for the year ending December 31, 2010.

FOR	AGAINST	ABSTAIN
6,371,289	23,267	851

Each of the nominees were elected as directors and the proposal to ratify ParenteBeard LLC as the Corporation’s independent registered public accounting firm for 2010 were adopted by the stockholders of the Corporation at the Annual Meeting.

(a)	Not applicable

ITEM 9.01	Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press Release dated April 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE BANCORP, INC. OF PENNSYLVANIA

Date: April 29, 2010	By:	/s/Peter J. Meier
Peter J. Meier
Executive Vice President and
Chief Financial Officer